Exhibit 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEXERA TECHNOLOGIES LTD

Warrant To Purchase Ordinary Shares

Number of Ordinary Shares: 448,359

Date of Issuance: September 17, 2026 (“Issuance Date”)

Nexera Technologies Ltd (formerly Jeffs’ Brands Ltd), an Israeli company (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, L.I.A Pure Capital Ltd., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), 448,359 fully paid nonassessable Ordinary Shares, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Ordinary Shares (including any Warrants to Purchase Ordinary Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is issued in connection with Convertible Promissory Note, dated as of September 17, 2026 (the “Subscription Date”), by and between the Company and the Holder (the “Note”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Note.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder delivers the Exercise Notice to the Company, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (A) the Warrant Shares are subject to an effective resale registration statement in favor of the Holder or (B) if exercised via Cashless Exercise, at a time when Rule 144 would be available for resale of the Warrant Shares by the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (A) the Warrant Shares are not subject to an effective resale registration statement in favor of the Holder and (B) if exercised via Cashless Exercise, at a time when Rule 144 would not be available for resale of the Warrant Shares by the Holder, deliver to the Holder, book entry statements evidencing the Warrant Shares, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the book entry statements evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.420 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail to cause the Transfer Agent to transmit to the Holder on or prior to the Share Delivery Date, Warrant Shares pursuant to an exercise notice delivered by the Holder and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. While this Warrant is outstanding, the Company will use its best efforts to maintain the effectiveness of the Registration Statement. Notwithstanding anything contained herein to the contrary, if, following the Effectiveness Deadline, the Registration Statement covering the resale of the Warrant Shares is not available for the resale of such Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Ordinary Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

      B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	as applicable: (i) the Weighted Average Price of the Ordinary Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the bid price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Exercise Notice, if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Weighted Average Price of the Ordinary Shares on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day;

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Ordinary Shares are issued pursuant to this Section 1(d), the Company hereby acknowledges and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. The Company agrees not to take any position contrary to this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Holder’s Exercise Limitations. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. . For purposes of this Section 1(f), in determining the number of outstanding Ordinary, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f), provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation, and, in addition, with the intention that Sections 274 and 328 to the Israeli Companies Law, 1999, shall not apply to any of the transactions contemplated under this Warrant. The limitation contained in this paragraph shall apply to a successor holder of this Warrant.

(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Ordinary Shares equal to 100% of the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding without regard to any limitation on exercise included herein (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits, or other similar events occurring after the Subscription Date) (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved Ordinary Shares, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the approval of holders of a majority of the Ordinary Shares voting at a general meeting to approve the increase in the number of authorized Ordinary Shares, the Company may satisfy this obligation by obtaining such approval. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, and such Authorized Share Failure was in the Company’s control to avoid, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to “the day immediately following the public announcement of the applicable Fundamental Transaction” in the definition of “Black Scholes Value” shall instead refer to “the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure” and (y) clause (iii) of the definition of “Black Scholes Value” shall instead refer to “the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment.”

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment Upon Issuance of Ordinary Shares. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding Ordinary Shares deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after and subject to the consummation of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the avoidance of doubt, for the purposes of this Section 2(a), pre-funded warrants to purchase Ordinary Shares shall be treated as Ordinary Shares. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one Ordinary Share upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one Ordinary Share upon the exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect provided that the adjustment is of a technical nature and does not result in a change in the fair value of this warrant immediately prior to and after the event, or that the adjustment is in substance a Down Round Feature, as such term is defined in the Master Glossary of the Accounting Standards Codification.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of Ordinary Shares or any other securities of the Company, together comprising one integrated transaction, each security issued will be deemed to have been issued for its relative fair value in relation to the aggregate consideration received by the Company. The relative fair value of such securities will be determined jointly by the Company and the Holder following the closing of the Dilutive Issuance. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if a calculation pursuant to this Section 2(a)(iv) would result in an Exercise Price that is lower than the par value of the Ordinary Shares, then the Exercise Price shall be deemed to equal the par value of the Ordinary Shares.

(v) Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Voluntary Adjustment By Company. Subject to the rules and regulations of the primary Trading Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2 and provided that the adjustment is of a technical nature and does not result in a change in the fair value of this warrant immediately prior to and after the event, or that the adjustment is in substance a Down Round Feature, as such term is defined in the Master Glossary of the Accounting Standards Codification.

(e) Rights Upon Distribution Of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and while the Warrant is outstanding, then, in each such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding Ordinary Share as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Ordinary Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

3. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Purchase Rights, such portion of the Purchase Rights shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant. It is clarified that in such a case the Holder of the Warrant will not be entitled to any further adjustment to the Exercise Price hereunder beyond Holder’s entitlement to participate in such Purchase Right.

(b) Fundamental Transactions. The Company shall cause any successor entity in a Fundamental Transaction that is within the Company’s controls and in which the Company is not the survivor (the “Successor Entity”), to assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant had immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally with the Company), and may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

For any Fundamental Transaction that is within the Company’s control, the Company shall instruct the Warrant Agent in writing to mail, by first class mail, postage prepaid, to each Holder, written notice of the execution of any such amendment, supplement or agreement with the Successor Entity. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(b). The Warrant Agent shall have no duty, responsibility or obligation to determine the correctness of any provisions contained in such agreement or such notice, including but not limited to any provisions relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments, and shall be entitled to rely conclusively for all purposes upon the provisions contained in any such agreement. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above, provided that such successive events are within the Company’s or, as applicable, within the Successor Entity’s control.

(c) Notwithstanding the foregoing, in the event of a Fundamental Transaction, the Company or the Successor Entity (as defined above) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if such Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, to the extent it is within the Company’s control to cause such Successor Entity to offer and pay to the Holder the foregoing, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid by the Company or any Successor Entity to the holders of Ordinary Shares of the Company in connection with such Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with such Fundamental Transaction.

4. NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Amended and Restated Articles of Association, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of this Warrant, if then outstanding (without regard to any limitations on exercise ).

5. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5 of the Note. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

9. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at its business address and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Note), the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

“Approved Stock Plan” means any employee benefit plan or share incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Black Scholes Value” means the value of this Warrant calculated using the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of consummation of the applicable Fundamental Transaction and the Termination Date, (ii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the day of consummation of the applicable Fundamental Transaction, (iii) a remaining term of this Warrant equal to the time between the date of consummation of the applicable Fundamental Transaction and the Termination Date, (iv) the underlying price per share used in such calculation shall be the VWAP during the 30 Trading Days prior to the Trading Day immediately preceding the consummation of the applicable Fundamental Transaction.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the Pink Open Market. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

“Effectiveness Deadline” shall have the meaning ascribed to such term in the Note.

“Eligible Market” means the Principal Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange, Inc., the OTC QB or the OTC QX.

“Excluded Securities” means any Ordinary Shares issued or issuable or deemed to be issued in accordance with Section 2(a) hereof by the Company: (i) under any Approved Stock Plan, (ii) upon exercise of this Warrant, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that such issuance of Ordinary Shares upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date (iv) upon a dividend or distribution to all holders of Ordinary Shares (including pursuant to a rights plan) or (v) upon a stock split, reverse stock split, distribution of bonus shares, combination or other recapitalization events.

“Expiration Date” means the date sixty-six (66) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

“Fundamental Transaction” means that if, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (approved or recommended by the Company’s board of directors or a committee thereof) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Ordinary Shares or more than 50% of the voting power of the Ordinary Shares of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or more than 50% of the voting power of the Ordinary Shares of the Company (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(f) on the exercise of this Warrant), and to the extent it is within the Company’s control to cause the successor or acquiring corporation to deliver to the Holder the foregoing, the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations in Section 1(f) on exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

“Options” means any rights, warrants or options to subscribe for or purchase (i) Ordinary Shares or (ii) Convertible Securities.

“Ordinary Shares” means (i) the Company’s ordinary shares, no par value, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification, reorganization or reclassification of such Ordinary Shares.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means The Nasdaq Capital Market.

“Registration Statement” shall have the meaning ascribed to such term in the Note.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Eligible Market with respect to the Ordinary Shares as in effect on the date of delivery of the applicable Exercise Notice.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares on such day, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the Pink Open Market. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Ordinary Shares to be duly executed as of the Issuance Date set out above.

NEXERA TECHNOLOGIES LTD

By:	/s/ Ronen Zalayet
Name:	Ronen Zalayet
Title:	CFO

ACKNOWLEDGED AND AGREED TO:

L.I.A. Pure Capital Ltd.

By:	/s/ Kfir Silberman
Name:	Kfir Silberman
Title:	CEO

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE ORDINARY SHARES

NEXERA TECHNOLOGIES LTD

The undersigned holder hereby exercises the right to purchase _________________ Ordinary Shares (“Warrant Shares”) of Nexera Technologies Ltd, an Israeli company (the “Company”), evidenced by the attached Warrant to Purchase Ordinary Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares, resulting in a delivery obligation of the Company to the Holder of __________ Ordinary Shares representing the applicable Net Number.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs VStock Transfer LLC to issue the above indicated number of Ordinary Shares in accordance with the Transfer Agent Instructions dated ________ __, ____ from the Company and acknowledged and agreed to by VStock Transfer LLC.

NEXERA TECHNOLOGIES LTD

By:
Name:
Title: